Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

American Homes 4 Rent
Agoura Hills, CA

We hereby consent to the incorporation by reference in the Registration Statement No. 333-197921 on Form S-3ASR and Registration Statement No. 333-190349 on Form S-8 of American Homes 4 Rent (“the Company”) of our reports dated February 26, 2016, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of American Homes 4 Rent’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
Los Angeles, CA

February 26, 2016

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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm